Consent of Independent Certified Public Accountants

     We have issued our report dated May 8, 1998 accompanying the financial statements of Insured Municipals Income Trust, Series 265 as of February 28, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
June 24, 1998